CERTIFICATE OF AMENDMENT OF
                     CERTIFICATE OF INCORPORATION
                                  OF
                    DILLARD DEPARTMENT STORES, INC.

      Dillard Department Stores, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

      DOES HEREBY CERTIFY:

      FIRST:   That at a meeting of the Board of Directors of the
Corporation held on March 8, 1997 resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and recommending that stockholders approve such amendment at the annual meeting of stockholders of the Corporation to be held on May 17, 1997. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Board of Directors recommends that stockholders approve at the annual meeting of stockholders to be held on May 17, 1997, an amendment to Article FIRST of the Certificate of Incorporation so that such Article, as amended, shall be and read as follows:

           FIRST: The name of the corporation
           (hereinafter called the "Corporation") is
           Dillard's, Inc.

      SECOND: That thereafter the annual meeting of stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and at such meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Dillard Department Stores, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by James I. Freeman, its Senior Vice President and Chief
Financial Officer on this 19th day of May, 1997.

                                DILLARD DEPARTMENT STORES, INC.

                                By:/s/ James I. Freeman
                                      James I.  Freeman
                                      Senior Vice President and
                                      Chief Financial Officer

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                RESTATED CERTIFICATE OF INCORPORATION
                                 OF
                    DILLARD DEPARTMENT STORES, INC.



     Dillard Department Stores, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
     1. Dillard Department Stores, Inc. was originally incorporated under the name Mayer & Schmidt, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 13, 1964.
     2. This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware and only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation, except for the correction of spelling and capitalization and the substitution of the term "Corporation" for "Company" where necessary.
     3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented, is hereby restated to read in its entirety as follows:
     FIRST: The name of the corporation (hereinafter called the "Corporation") is
                 DILLARD DEPARTMENT STORES, INC.

     SECOND: The respective names of the County and of the City within the county in which the principal office of the Corporation

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is to be located in the State of Delaware are the County of New
Castle and the City of Wilmington. The name of the resident agent of the Corporation is The Corporation Trust Company. The street and number of said principal office and the address by street and number of said resident agent is 1209 Orange Street, Wilmington, Delaware 19801.
     THIRD: The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:
     To purchase or otherwise acquire and to conduct a general department store or stores, with the right and authority to buy and sell, both at retail and wholesale, all and every kind of merchandise whatsoever, including dry goods, notions, men's furnishing goods, women's wearing apparel, shoes, furniture, household and lawn equipment, foods and food products of all and every kind, and all and every kind of merchandise whatsoever handled by the largest and widest trading department stores.

     To establish, own, lease, manage, operate, maintain, and conduct branch stores, chain store systems and chain stores, shops, departments and stands for the trafficking and dealing in and with, either at wholesale or retail, or both, articles and commodities of personal and household use and consumption and all manufactured and prepared goods, materials and produce.

     To conduct a general merchandising and trading business and to design, manufacture, produce, import, export, buy and sell at wholesale and/or retail, lease, handle, install, erect, repair, service, distribute, contract in respect of, and otherwise generally deal in and with, on margin or otherwise, whether as principal, agent, factor, broker, licensor, licensee, on commission, on its own behalf or on behalf of others, or otherwise, goods, wares, commodities, merchandise and personal property of every kind and description.

     To acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, laboratories, shops, storehouses, warehouses, buildings and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes

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or business of the Corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

     To do a general brokerage, commission merchants' and selling agents' business; to make and enter into all manner and kinds of contracts, agreements and obligations by or with any person or persons, corporation or corporations, for the purchasing, acquiring, selling, financing, manufacturing and dealing in any articles of personal property of any kind or nature whatsoever, and generally with full power to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

     To purchase, hold, sell, and deal in and with oil and gas and mineral leaseholds and oil and mineral interests, rights and royalty interests in any of the same, and to develop and operate oil and gas and mining properties, and buy, sell, manufacture, process and deal in and with petroleum, coal and the products thereof.

     To acquire by purchase, exchange, concession, easement, contract, lease or otherwise, to hold, own, use, control, manage, improve, maintain and develop, to mortgage, pledge, grant, sell, convey, exchange, assign, divide, lease, sublease, or otherwise encumber and dispose of, and to deal and trade in, real estate, improved or unimproved, lands, leaseholds, options, concessions, easements, tenements, hereditaments and interests in real, mixed, and personal property, of every kind and description wheresoever situated, and any and all rights therein.

     To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

          (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

          (b)  letters patent, patent rights, patented
     processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

          (c)  franchises, licenses, grants and concessions.

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     To purchase or otherwise acquire, and to hold, mortgage,
pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any person, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

     To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision thereof; to enter into general partnerships, limited partnerships (whether the corporation be a limited or general partner), joint ventures, syndicates, pools, associations and other arrangements for carrying on of one or more of the purposes set forth in this Certificate of Incorporation, jointly or in common with others.

     To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and, in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

     To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.

     To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any person, firm, association, corporation, government or subdivision thereof, or of any other combination, organization or entity whatsoever.

     To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; from time to

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time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the Corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired.

     To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

     To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly.

     To organize or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependence, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

     To conduct its business in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries.

     To carry out all or any part of the foregoing objects and purposes in any and all parts of the world and to conduct business in all or any of its branches as principal factor, agent, contractor or otherwise, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations and other entities located in or organized under the laws of any part of the world, either directly or indirectly as a member of any partnership, general or limited, and, in carrying out, conducting or performing its business and attaining or furthering any of its objects and purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein specified or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes and which might be engaged in or carried on by a corporation formed under the General Corporation Law and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the Corporation shall not carry on any business or exercise any power in the State of Delaware or in any state, territory, or country which under the laws thereof the Corporation may not lawfully carry on or exercise.
     FOURTH:   (a)  The total number of shares of stock which
     the Corporation shall have the authority to issue is 310,005,000, consisting of 289,000,000 shares of Class A Common Stock, which shares shall have a par value of $.01 per share; 11,000,000 shares of Class B Common Stock, which shares shall have a par value of $.01 per share;
     5,000 shares of 5% Cumulative Preferred Stock, which shares shall have a par value of $100.00 per share; and 10,000,000 shares of Additional Preferred Stock, which shares shall be $.01 par value per share.

          (b) The designations, preferences, privileges, and voting powers of the shares of each class and the restrictions or qualifications thereof are as follows:

               (i)  The Class A and the Class B Common
          Stock shall have the right to vote upon all matters which may come before the stockholders' meetings, except that holders of Class A Common Stock shall be empowered as a class to elect only one-third of the members of the Board of Directors, and the holders of Class B Common Stock shall be empowered as a class to elect two-thirds of the members of the Board of Directors.

               (ii)  Each share of Class A and Class B
          Common Stock shall be entitled to participate equally in any dividends (other than dividends of Common Stock) which may be declared upon Common Stock and no dividends may be declared on shares of either class unless an equal dividend be declared on the shares of the other class; provided, however, that in the case of all dividends in Common Stock of this Corporation or stock split-ups, the Class A
          Common Stock shall be entitled only to receive
          Class A Common Stock and the Class B Common
          Stock shall be entitled only to receive Class
          B Common Stock.

               (iii)  Shares of Class B Common Stock
          shall be convertible at any time and from time to time at the option of the holder thereof into shares of Class A Common Stock at the rate of one share of Class B Common Stock for one share of Class A Common Stock. In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock shall surrender the certificate or certificates for such shares accompanied by proper instruments of surrender to the Corporation at its principal office. The certificate or certificates for such shares of Class B Common Stock shall also be accompanied by written notice to the effect that the holder elects to convert such shares of Class
          B Common Stock and stating the name or names to which the certificate or certificates for shares of Class A Common Stock which shall be issuable on such conversion shall be issued.
          As promptly as practicable after the receipt of such notice and the surrender of such shares of Class B Common Stock, the
          Corporation's Transfer Agent shall issue and deliver to such holder or to the written order of such holder a certificate or certificates for the number of shares of Class A Common
          Stock issuable upon conversion of such shares of Class B Common Stock. Such conversion shall be deemed to have been effected on the date on which such notice shall have been received by the Corporation and such Class B
          Common Stock shall have been surrendered as hereinbefore provided. The shares of Class B
          Common Stock so converted shall not be
          reissued and shall be retired and cancelled as provided by law. All shares of Class A Common
          Stock which may be issued upon conversion of the Class B Common Stock shall, upon issuance, be validly issued, fully paid, and non-assessable by the Corporation.

               (iv)  In case of the issuance of any
          shares of stock as a dividend upon the shares of Class A Common Stock or the shares of Class
          B Common Stock or in the case of any sub-division, split-up, combination, or change of the shares of Class A Common Stock or shares of Class B Common Stock into a different number of shares of the same or any other class or classes of stock, or in the case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the conversion rate as hereinbefore provided shall be appropriately adjusted so that the rights of the holders of Class A
          Common Stock and of Class B Common Stock shall not be diluted as a result of such stock dividend, sub-division, split-up, combination, change, consolidation, merger, sale, or conveyance. Adjustments in the rate of conversion shall be calculated to the nearest
          1/10 of a share. The Corporation shall not be required to issue fractions of shares of Class
          A Common Stock upon conversion of Class B
          Common Stock. If any fractional interest in a share of Class A Common Stock shall be deliverable upon the conversion of any shares of Class B Common Stock, the Corporation may purchase such fractional interest for an amount in cash equal to the current market value of such fractional interest.

               (v)  So long as any shares of Class B
          Common Stock are outstanding, the Corporation shall reserve and keep available out of its duly authorized but unissued stock, for the purpose of effecting the conversion of the Class B Common Stock as hereinabove provided, such number of its duly authorized shares of Class A Common Stock and other securities as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

               (vi)  The 5% Cumulative Preferred Stock
          shall be entitled to receive dividends at the
          rate of 5% per annum, payable semi-annually on
          February 1 and August 1 of each year, before
          any dividends shall be paid upon the Class A
          or Class B Common Stock.  Said dividends shall
          be cumulative from year to year if not paid
          and all accrued and unpaid dividends on the
          Preferred Stock must be paid before any
          dividend may be paid upon the Common Stock in
          any year.  This Preferred Stock shall be
          preferred over the Class A and Class B Common
          Stock as to dividends and assets.  In the
          final liquidation of the Corporation, all
          arrearages of dividends on, and the par value
          of, the shares of the Preferred Stock shall be
          first paid to the holders of the Preferred
          Stock before any payments shall be made to the
          holders of the Common Stock.   Holders of the
          Preferred Stock shall not participate in earnings beyond said 5%, nor in assets beyond accrued dividends and the par value of said stock. The holders of the Preferred Stock shall not participate in the management and control of the Corporation. Dividends on the Preferred Stock may be paid from current earnings or from accumulated earned surplus in the discretion of the Directors of the Corporation, unless such payment from surplus shall be prohibited by the statutes of the State of Delaware. The Corporation has and reserves the right to call and retire at any time any part or all of the shares of 5%
          Cumulative Preferred Stock at the par value thereof plus accrued dividends thereon.

               (vii)  The Board of Directors is
          authorized, subject to limitations prescribed by law and the other provisions of this Article FOURTH, to provide for the issuance of shares of Additional Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

               The authority of the Board with respect
          to each series shall include, but not be limited to, determination of the following:

               (a)  The number of shares constituting
          that series and the distinctive designation of that series;

               (b)  Rights in respect of dividends on
          the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               (c)  Whether that series shall have
          voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, which may include the right to elect not more than two directors in the case of dividend defaults notwithstanding the provisions of clause (i) of Subsection (b) of Article FOURTH;

               (d)  Whether that series shall have
          conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (e)  Whether or not the shares of that
          series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (f)  Whether that series shall have a
          sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               (g)  The rights of the shares of that
          series in the event of voluntary or
          involuntary liquidation, dissolution or
          winding up of the Corporation, and the
          relative rights of priority, if any, of
          payment of shares of that series;

               (h)  Any other relative rights,
          preferences and limitations of that series.

               Dividends on outstanding shares of
          Additional Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

          (c) No holder of any of the shares of any class of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued shares of stock of any class, or (2) any additional shares of any class, Common or Preferred, authorized to be issued, or (3) any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

          (d) Except as set forth in sub-section (e) of this Article FOURTH, the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of Directors, considered for purposes of this Article FOURTH as one class, shall be required (i) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation; (ii) to authorize any sale, lease or exchange of all or substantially all of the assets of the Corporation to, or any sale, lease or exchange to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other corporation, person or other entity; or (iii) to authorize dissolution or liquidation. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

          (e) The provisions of sub-section (d) of this Article FOURTH shall not be applicable to (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale, lease or exchange of all or substantially all of the assets of the Corporation to, or any sale, lease or exchange to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other corporation, or to liquidation or dissolution, if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction or such liquidation or dissolution; or (ii) any merger or consolidation of the Corporation with, or any sale, lease or exchange to the Corporation or any subsidiary thereof of any of the assets of, any other corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of Directors is owned of record or beneficially by the Corporation and its subsidiaries.

          (f)  No amendment to the Certificate of
     Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of sub-section (d) and (e) of this Article FOURTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of Directors, considered for the purposes of this Article FOURTH as one class.
     FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars.
     SIXTH: The names and places of residence of each of the incorporators are as follows:

          Name                               Place of Residence

     R.G. Dickerson                          Dover, Delaware
     J.A. Kent                               Dover, Delaware
     Z.A. Pool, III                          Dover, Delaware

     SEVENTH:  The Corporation is to have perpetual existence.
     EIGHTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.
     NINTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:
          1. The number of directors of the Corporation shall be as specified in the By-Laws of the Corporation, except as otherwise provided for or fixed pursuant to the provisions of subparagraph (vii) of paragraph (b) of Article FOURTH. Such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws. In no event shall the number of directors be less than the minimum number prescribed by law. The election of directors need not be by written ballot. There shall be no qualifications on directors except that the holders of the Class A Common Stock, voting as a class, shall be entitled to vote to adopt By-
     Laws fixing qualifications for the directors elected by such class (but not qualifications for the directors elected by any other class), and the holders of the Class
     B Common Stock, voting as a class, shall be entitled to vote to adopt By-Laws fixing qualifications for the directors elected by such class (but not qualifications for the directors elected by any other class). These special voting rights are granted in addition to the voting rights of such class provided in Article FOURTH of the Certificate of Incorporation of the Corporation. Any amendment to the immediately preceding two sentences shall require a class vote of each of the Class A Common
     Stock and the Class B Common Stock.

          2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

               (a)  To make, alter, amend and repeal By-
          Laws, subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors; provided, however, that By-Laws shall not be made, altered, amended or repealed by the stockholders of the Corporation except, in addition to any other vote required by law, by the vote of the holders of not less than four-fifths of all classes of stock of the Corporation entitled to vote in the election of Directors;
          provided, further, that nothing in this
          paragraph (a) shall affect the right of
          stockholders to set qualifications for
          directors as provided in Section 1 of Article
          NINTH.

               (b)  Subject to the applicable provisions
          of the By-Laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

               (c)  Without the assent or vote of the
          stockholders, to authorize and issue
          obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

               (d)  To establish bonus, profit-sharing
          or other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

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          In addition to the powers and authorities
     hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-Laws of the Corporation.

          3. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-Laws of the Corporation.

          4. In the absence of fraud, no contract or other transaction between the Corporation and any other corporation, and no act of the Corporation, shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is also a director or officer of any such other corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract, act or transaction and may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

          5.  Any contract, act or transaction of the
     Corporation or of the directors may be ratified by a vote of a majority of the shares having voting powers at any meeting of stockholders, or at any special meeting called for such purpose, and such ratification shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

          6. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its

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     stockholders, (ii) for acts or  omissions not in good
     faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this
     Section 6 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          7. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the

     Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in such indemnitee's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
     Section 7 or otherwise.

          (b)  Right of Indemnitee to Bring Suit.   If a claim
     under paragraph (a) of this Section 7 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
     (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 7 or otherwise shall be on the Corporation.

          (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (e) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 7 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          8. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     TENTH:    From time to time any of the provisions of this
Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.
     IN WITNESS WHEREOF, Dillard Department Stores, Inc. has caused this Restated Certificate of Incorporation to be signed by James I. Freeman, its Vice President and Chief Financial Officer, and James
E. Darr, Jr., its Vice President and Secretary, on this 1st day of
July, 1992.
                              DILLARD DEPARTMENT STORES, INC.

ATTEST:
                              By: _________________________________
                                   James I. Freeman
__________________________         Vice President
James E. Darr, Jr.
Secretary


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